Exhibit 99.3

Pro Forma Consolidated Condensed Financial Statements (Unaudited)

The following unaudited pro forma consolidated condensed financial statements were prepared using the historical financial statements of Data Storage Corporation (“Data Storage”) and Safe Data, LLC. (“Safe Data”). Data Storage acquired the net assets of Safe Data in June 2010. This information should be read in conjunction with, and is qualified in its entirety by, the financial statements and related notes of Data Storage and Safe Data.

The accompanying unaudited pro forma consolidated condensed financial statements give pro forma effect to Data Storage’s acquisition of Safe Data’s net assets. Total purchase consideration of $4,505,882 consisted of the assumption of $1.7 million of Safe Data’s indebtedness. The $3,000,000 cash portion of the purchase consideration was financed from the issuance of convertible debt and equity financing by Data Storage.

The acquisition will be accounted for under the purchase method of accounting. Accordingly, the amount of the consideration paid is allocated to assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The unaudited pro forma consolidated condensed financial statements reflect the preliminary allocation of the excess of such consideration paid over net assets acquired to goodwill and certain identifiable intangible assets, (customer list and non-compete agreements) with an estimated weighted average life of 5 and 4 years, respectively.

The following is a summary of the preliminary purchase price allocation as of June 17, 2010

Purchase Price Paid

Cash paid to sell, less credit threshold adjustment of $70,047	$1,229,952
Stock issued to seller	850,000
Holdback price adjustments	779,437
Liabilities assumed	1,646,493
4,505,882

Less: tangible assets acquired	(1,079,678)

$3,426,204
Allocation of Purchase Price:

Intangible assets	$1,280,627
Goodwill	2,145,577

Total Purchase price	$3,426,204

The unaudited pro forma consolidated condensed balance sheet as of March 31, 2010 has been prepared as if the acquisition of Safe Data occurred on March 31, 2010. The unaudited pro forma consolidated condensed statements of operations for the three months ended March 31, 2010 and the year ended December 31, 2009 has been prepared as if the Safe Data acquisition had occurred on January 1, 2009.

These unaudited pro forma consolidated condensed financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transaction been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the unaudited pro forma combined statement of operations due to changes in prices, future transactions and other factors. These statements should be read in conjunction with our audited consolidated financial statements and the related notes for the year ended December 31, 2009 included in our 2009 Form 10-K, the current report on Form 10-Q filed on August 23, 2010, and the audited and unaudited financial statements of Safe Data included herein. The pro forma adjustments, as described in the notes to unaudited pro forma consolidated condensed financial statements, are based upon available information and certain assumptions that our management believes are reasonable.

Data Storage Corporation
Proforma Consolidated Condensed Balance Sheet (Unaudited)
March 31, 2010

	Data Storage	Safe Data	Pro Forma Adjustments	Notes	Data Storage and Safe Data
ASSETS
Current Assets:

Cash and cash equivalents	$65,386	$150	$69,897	a, b, c, d	$135,433
Accounts Receivable, net	87,631	163,090	-		250,721
Inventory	6,500	-	-		6,500
Deferred compensation	70,535	-	-		70,535
Prepaid expenses	11,196	23,426	-		34,622
Receivable from Member	-	138,446	(138,446)	a	-
Other current assets	-	16,333			16,333

Total current assets	241,248	341,445	(68,549)		514,144

Property, plant and equipment, net	275,712	745,446	-		1,021,158
Goodwill	-	-	1,789,877	d	1,789,877
Intangible assets	133,481	34,029	1,246,598	a, d	1,414,108
Other assets	61,066	11,802	-		72,868

Total Assets	$$711,507	$1,132,722	$2,967,926		$4,812,155

LIABILITIES

Current liabilities:

Accounts payable and accrued expenses	$$117,989	$405,058	$(24,931)	a	$498,116
Credit line payable	99,970	350,000	(350,000)	a	99,970
Due to related party	39,218	-	-		39,218
Dividend payable	87,500	-	-		87,500
Deferred revenue	11,571	55,085	-		66,656
Leases payable	-	482,326	-		482,326
Note payable	-	15,000	(15,000)	a	-
Loans payable	-	125,000	(125,000)	a	-
Convertible Debt	-		87,363	c	87,363
Contingent consideration in SafeData acquisition	-	-	779,437	d	779,437

Total current liabilities	356,248 56	1,432,469	351,869		2,140,586

Long term liabilities	631,015	588,673	(335,000)	a	884,688

Total liabilities	987,263	2,021,142	16,869		3,025,274

COMMITMENTS AND CONTIGENCIES	-

STOCKHOLDERS’ EQUITY

Preferred Stock	1,402	-	-		1,402
Common stock	13,670	-	3,457	b, d	17,127
Additional paid-in capital	4,812,040	-	2,059,180	b, c, d	6,871,220
Accumulated deficit/Members’ Deficit	(5,102,868))	(888,420)	888,420	a, d	(5,102,868)

Total stockholders’ equity	(275,756)	(888,420)	2,951,057		1,786,881

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$711,507	$1,132,722	$2,967,926		$4,812,155

See notes to pro forma consolidated condensed financial statements.

Data Storage Corporation
Proforma Consolidated Condensed Statement of Operations(Unaudited)
Three Months Ended March 31, 2010

(in thousands, except for per share data)	Data Storage	Safe Data	Pro forma Adjustments	Notes	Data Storage and Safe Data

Net sales	$243,692	$742,614	-		$986,306

Cost of sales	164,320	359,854	-		524,174

Gross profit	79,372	382,760	-		462,132

Operating expenses	275,007	269,820	26,795	e	571,622

Operating (loss) income	(195,635)	112,940	(26,795)		(109,490)

Other income
Interest expense	1,357	26,407	91,610	f	119,374
Interest and other income	-	(2,491)	-		(2,491)
Total other expense	1,357	23,915	91,610		116,883

Loss before income tax provision	(196,992)	89,024	(118,405)		(226,373)

Income tax provision	-	-	-	g	-

Net loss	$(196,992)	$89,024	$(118,405)		$(226,373)

Preferred Stock Dividend	(12,500)				(12,500)

Net Loss Available to Common Shareholders	$(209,492)				$(238,873)

Loss per share

Basic and Diluted	$(0.02)				$(0.01)

Weighted average number of shares

Basic and Diluted	13,670,399		$3,457,000	b,d	17,127,399

See notes to pro forma consolidated condensed financial statements.

Data Storage Corporation
Proforma Consolidated Condensed Statement of Operations(Unaudited)
Year Ended December 31, 2009

(in thousands, except for per share data)	Data Storage	Safe Data	Pro forma Adjustments		Notes	Data Storage and Safe Data

Net sales	$585,285	$2,551,876		$-		$3,137,161

Cost of sales	459,803	1,434,499		-		1,894,302

Gross profit	125,482	1,117,377		-		1,242,859

Operating expenses	1,170,903	1,238,720		107,178	e	2,516,801

Operating income (loss)	(1,045,421)	(121,343)		(107,178)		(1,273,942)

Other income
Interest expense	4,986	126,658		365,881	f	497,525
Interest and other income	(192)	(9,965)		-		(10,157)
Total other expense	4,794	116,693		365,881		487,368

Income (loss) before income tax provision	(1,050,215)	(238,036)		(473,059)		(1,761,310)

Income tax provision	-	-		-	g	-

Net income (loss)	$(1,050,215)	$(238,036)		$(473,059)		$(1,761,310)

Preferred Stock Dividend	50,000					50,000

Net Loss Available to Common Shareholders	$(1,100,215)					$(1,811,310)

Loss per share
Basic and Diluted	$(0.08)		$			$(0.11)

Weighted Average Number of Shares
Basic and Diluted	12,944,647			$3,457,000	b,d	16,401,647

See notes to pro forma consolidated condensed financial statements.

Data Storage Corporation
Footnotes to Unaudited Pro Forma Consolidated Condensed Balance Sheet and Statement of Operations

(a)	To adjust for assets and liabilities not acquired by Data Storage.

(b)	To record the sale of 600,000 shares of Data Storage at $0.50 associated with the acquisition of SafeData LLC.

(c)
To record the proceeds received from the issuance of $1,000,000 convertible debt, net of the value of the warrants and beneficial conversion feature recorded as a debt discount ($912,637), to be amortized to interest expense over the life of the debt.

(d)
To record the acquisition of the net assets of safe data through the issuance of cash of $1,229,953 common stock of $850,000, contingent consideration of $779,437 and the allocation of the excess purchase price to intangible assets and goodwill.

(e)
To reflect amortization expense of $26,795 and $107,178 for the three months ended March 31, 2010 and the year ended December 31, 2009 for definite lived intangible assets acquired which will be amortized over a period of 5 and 4 years which appropriately reflects the economic benefit of the intangible assets.

(f)
To reverse interest expense of $10,063and $40,809 for the three months ended March 31, 2010 and the year ended December 31, 2009 on Safe Data, LLC to reflect the cancellation of the credit line which was paid off at acquisition date. To record $101,671 and $406,685 for the three months ended March 31, 2010 and the year ended December 31, 2009 to reflect interest expense associated with the issuance of convertible long term debt by Data Storage.

(g)
On a consolidated proforma basis, the Company had a net loss of $226,373 for the three months ended March 31, 2010 and net loss of $1,761,310 for the year ended December 31, 2009. The Company has net operating loss carryforwards to offset any income taxes and thus no current provision or benefit for taxes has been recorded.